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                                                                 EXHIBIT 4(f)(2)


                       FIRST AMENDMENT TO CREDIT AGREEMENT

                  FIRST AMENDMENT, dated as of December 5, 2002 (this "Amendment"), to the $3,850,000,000 Amended and Restated Credit Agreement, dated as of October 10, 2002 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among, CENTERPOINT ENERGY, INC., a Texas corporation ("Borrower"), the banks and other financial institutions from time to time parties thereto (the "Banks"), CITIBANK, N.A., as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

                  WHEREAS, Borrower, the Banks, the Syndication Agent, and the Administrative Agent are parties to the Credit Agreement; and

                  WHEREAS, Borrower has requested that the Banks agree to amend certain provisions contained in the Credit Agreement, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

                  2.       Amendment to Definition of Genco Transaction in
Section 1.1. The definition of "Genco Transaction" is hereby amended as follows:

                  ""Genco Transaction" means up to 20% of the common stock of Texas Genco Holdings, Inc. is (i) issued and sold in an initial public offering of such stock or (ii) distributed by the Borrower to its shareholders, or as a result of some combination thereof or pursuant to some other issuance up to 20% of the common stock of Texas Genco Holdings, Inc. is listed for trading on a national stock exchange or automated quotation system. Without limiting the foregoing, the Genco Transaction shall be deemed to include the distribution of up to 20% of the common stock of Texas Genco Holdings, Inc. to the Borrower by a Significant Subsidiary.".

                  3. Amendment to Section 8.2 of the Credit Agreement (Negative Covenants). Section 8.2 of the Credit Agreement is hereby amended by amending paragraph (f) thereof by (1) deleting "and" at the end of clause (y) subclause (b) thereof and substituting in lieu thereof a comma, (2) deleting the period at the end of subclause (c) thereof and substituting in lieu thereof ", and" and (3) adding at the end thereof immediately after subclause (c) a new subclause as follows:

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                           "(d) the Borrower may make non-cash Restricted
                  Payments as contemplated by the definition of the Genco Transaction.".

                  4. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:

                  (a) The Administrative Agent shall have received counterparts of this Amendment executed by Borrower and the Majority Banks in accordance with Section 11.1 of the Credit Agreement; and

                  (b) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  5. Reference to and Effect on the Loan Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 4 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  6. Representations and Warranties. Borrower, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Article VII of the Credit Agreement and otherwise in the Loan Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                  7. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

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                  8.       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

                              CENTERPOINT ENERGY, INC.

                              By: /s/  MARC KILBRIDE
                                 -----------------------------
                                 Name: Marc Kilbride
                                 Title: Vice President & Treasurer

                              JPMORGAN CHASE BANK, as Administrative
                              Agent and as a Bank

                              By: /s/ ROBERT W. TRABAND
                                 -----------------------------
                                 Name: Robert W. Traband
                                 Title: Vice President

                              CITIBANK, N.A., as Syndication Agent and as a Bank

                              By: /s/ SANDIP SEN
                              --------------------------------
                              Name: Sandip Sen
                              Title: Managing Director

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                                                                  Signature Page
                              First Amendment to CenterPoint Credit Agreement

                              ABN AMRO BANK N.V.

                              By: /s/ KRIS A.GROSSHANS
                                  ----------------------------
                              Name: Kris A. Grosshans
                              Title: Senior Vice President

                              By: /s/ THOMAS J. STERR
                                  ----------------------------
                              Name: Thomas J. Sterr
                              Title: Vice President

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                                                                  Signature Page
                              First Amendment to CenterPoint Credit Agreement

                              BANK ONE, N.A.

                              By: /s/ MADELEINE N. PEMBER
                                 -----------------------------
                              Name: Madeleine N. Pember
                              Title: Director

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                                                                  Signature Page
                              First Amendment to CenterPoint Credit Agreement

                              BANK OF AMERICA, N.A.

                              By: /s/ RICHARD L. STEIN
                                 -----------------------------
                              Name: Richard L. Stein
                              Title: Principal

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                                                                  Signature Page
                              First Amendment to CenterPoint Credit Agreement

                              THE BANK OF NOVA SCOTIA

                              By: /s/ DENIS P. O'MEARA
                                 -----------------------------
                              Name: Denis P. O'Meara
                              Title: Managing Director

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                                                                  Signature Page
                                 First Amendment to CenterPoint Credit Agreement

                                 CREDIT SUISSE FIRST BOSTON, Cayman
                                 Islands Branch

                                 By: /s/ JAMES P. MORAN
                                    -----------------------------
                                 Name: James P. Moran
                                 Title: Director

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                                                                  Signature Page
                                 First Amendment to CenterPoint Credit Agreement

                                 DEUTSCHE BANK AG NEW YORK BRANCH
                                 AND/OR CAYMAN ISLANDS BRANCH

                                 By: /s/ MICHAEL E. KEATING
                                    -----------------------------
                                 Name: Michael E. Keating
                                 Title: Managing Director

                                 By: /s/ HANS C. NARBERHAUS
                                    -----------------------------
                                 Name: Hans C. Narberhaus
                                 Title: Vice President

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                                                                  Signature Page
                                 First Amendment to CenterPoint Credit Agreement

                                 THE NORTHERN TRUST COMPANY

                                 By: /s/ MELISSA A. WHITSON
                                    -----------------------------
                                 Name: Melissa A. Whitson
                                 Title: Vice President

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                                                                  Signature Page
                                 First Amendment to CenterPoint Credit Agreement

                                 ROYAL BANK OF CANADA

                                 By: /s/ DAVID A. MCCLUSKEY
                                    -----------------------------
                                 Name: David A. McCluskey
                                 Title: Manager

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                                                                  Signature Page
                                 First Amendment to CenterPoint Credit Agreement

                                 UFJ BANK LIMITED

                                 By: /s/ LAURANCE J. BRESSLER
                                    -----------------------------
                                 Name: Laurance J. Bressler
                                 Title: SVP and Group Co-Head

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                                                                  Signature Page
                                 First Amendment to CenterPoint Credit Agreement

                                 WACHOVIA BANK, NATIONAL
                                 ASSOCIATION

                                 By: /s/ ROTCHER WATKINS
                                    -----------------------------
                                 Name: Rotcher Watkins
                                 Title: Managing Director